Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

WILMINGTON TRUST COMPANY

(Exact name of Trustee as specified in its charter)

Delaware	51-0055023
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification Number)

1100 North Market Street

Wilmington, Delaware 19890-0001

(Address of principal executive offices, including zip code)

Kyle Barry

Senior Vice President

Wilmington Trust Company

285 Delaware Ave.

Buffalo, NY 14202

(716) 839-6909

(Name, address, including zip code, and telephone number, including area code, of agent of service)

FIFTH THIRD BANCORP

(Exact name of obligor as specified in its charter)

Ohio	31-0854434
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Fifth Third Center

38 Fountain Square Plaza

Cincinnati, Ohio 45263

(Address of principal executive offices, including zip code)

4.000% Senior Notes due 2029

5.982% Fixed-To-Floating Rate Senior Notes due 2030

(Title of the indenture securities)

ITEM 1.	GENERAL INFORMATION.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

State Bank Commissioner

555 East Loockerman Street, Suite 210

Dover, Delaware 19901

(b) Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

ITEM 2.	AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each affiliation:

Based upon an examination of the books and records of the trustee and information available to the trustee, the obligor is not an affiliate of the trustee.

ITEM 3. – 15. Not applicable.

ITEM 16.	LIST OF EXHIBITS.

Listed below are all exhibits filed as part of this Statement of Eligibility and Qualification.

Exhibit 1. Copy of the Charter of Wilmington Trust Company

Exhibit 2. Certificate of Authority of Wilmington Trust Company to commence business – included in Exhibit 1 above.

Exhibit 3. Authorization of Wilmington Trust Company to exercise corporate trust powers – included in Exhibit 1 above.

Exhibit 4. Copy of By-Laws of Wilmington Trust Company, as now in effect, incorporated herein by reference to Exhibit 4 of this Form T-1.

Exhibit 5. Not applicable

Exhibit 6. Consent of Wilmington Trust Company required by Section 321(b) of the Trust Indenture Act of 1939, attached hereto as Exhibit 6 of this Form T-1.

Exhibit 7. Copy of most recent Report of Condition of Wilmington Trust Company, published pursuant to law or the requirements of its supervising or examining authority, attached hereto as Exhibit 7 of this Form T-1.

Exhibit 8. Not applicable.

Exhibit 9. Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Trust Company, a corporation organized and existing under the laws of Delaware, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 10th day of August, 2026.

[SEAL]		WILMINGTON TRUST COMPANY

Attest:	/s/ Karen Ferry	By:	/s/ Michael H. Wass
	Assistant Secretary	Name:	Michael H. Wass
		Title:	Vice President

3

EXHIBIT 1*

RESTATED CHARTER

WILMINGTON TRUST COMPANY

WILMINGTON, DELAWARE

*	Exhibit 1 also constitutes Exhibits 2 and 3.

4

RESTATED

CHARTER OR ACT OF INCORPORATION

OF

WILMINGTON TRUST COMPANY

(Originally incorporated on March 2, 1901

under the name “Delaware Guarantee and Trust Company”)

FIRST: The name of the corporation is Wilmington Trust Company (hereinafter referred to as the “Company”).

SECOND: The principal place of business of the Company in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The Company may have one or more branch offices or places of business.

THIRD: The purpose for which the Company is formed is to carry on a non-depository trust company business and, in connection therewith, the Company shall have and possess all powers, rights, privileges and franchises incident to a non-depository trust company, and in general shall have the right, privilege and power to engage in any lawful act or activity, within or without the State of Delaware, for which non-depository trust companies may be organized under the provisions of Chapter 7 of Title 5 of the Delaware Code, as the same may be amended from time to time, and, in addition, may avail itself of any additional privileges or powers permitted to it by law.

FOURTH: The amount of the total authorized capital stock of the Company shall be Five Hundred Thousand Dollars ($500,000), divided into Five Thousand (5,000) shares of common stock, having a par value of One Hundred Dollars ($100) per share. Upon the effective time of the filing of this Restated Charter or Act of Incorporation, each share of common stock of the Company, par value One Dollar ($1.00) per share, outstanding immediately prior to such effective time shall be reclassified and changed into one share of common stock of the Company, par value One Hundred Dollars ($100) per share.

FIFTH: The number of directors who shall constitute the whole board of directors of the Company shall be such number as shall be fixed by, or in the manner provided in, the bylaws of the Company, provided that the number of directors shall not be less than five.

SIXTH: The duration of the Company’s existence shall be perpetual.

SEVENTH: The private property of the stockholders of the Company shall not be subject to the payment of the debts of the Company.

EIGHTH: The business and affairs of the Company shall be managed by or under the direction of the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the Company.

NINTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors of the Company is expressly authorized to make, amend, and repeal the bylaws of the Company. The bylaws of the Company may confer upon the directors specific powers, not inconsistent with law, which are in addition to the powers and authority expressly conferred by the laws ofthe State of Delaware.

TENTH: The Company shall have the right to amend, alter, change or repeal any provisions contained in this Restated Charter or Act of Incorporation to the extent or in the manner now or hereafter permitted or prescribed by law.

ELEVENTH: To the fullest extent permissible under Title 5, Section 723(b) of the Delaware Code, a director of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate the liability of a director (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

TWELFTH: The Company shall have the power to merge or sell its assets and take other corporate action to the extent and in the manner now or hereafter permitted or prescribed by law, and all rights conferred upon stockholders herein are granted subject to such rights.

THIRTEENTH: This Restated Charter or Act of Incorporation shall become effective at 12:05 a.m. on July 1, 2011.

EXHIBIT 4

BY-LAWS

WILMINGTON TRUST COMPANY

WILMINGTON, DELAWARE

WILMINGTON TRUST COMPANY

AMENDED AND RESTATED BYLAWS

(Effective as of March 7, 2024)

ARTICLE I

Meetings of Shareholders

Section 1. Annual Meeting. The annual meeting of shareholders shall be held on such date and at such time as may be designated by the chair of the Board of Directors, the chief executive officer, the president, the chief operating officer, the secretary, or the Board of Directors for the purpose of the election of directors and for the transaction of such other business as may properly come before the meeting, except such date shall not be a legal holiday in Delaware. Notice of the meeting shall be mailed by first class mail, postage prepaid, at least 10 days and no more than 60 days prior to the date thereof, addressed to each shareholder at his or her address appearing on the books of the corporation. If, for any cause, an election of directors is not made on that date, an election may be held on any subsequent day within 60 days of the date fixed, to be designated by the Board of Directors, or, if the directors fail to fix the date, by shareholders representing two-thirds of the shares. In these circumstances, at least 10 days’ notice must be given by first class mail to shareholders.

Section 2. Special Meetings. The chair of the Board of Directors, the president, the chief executive officer, the secretary, or the Board of Directors may call a special meeting of the shareholders. A special meeting shall be called to act on any matter that may properly be considered at a meeting of shareholders upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at the meeting. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than 10 days nor more than 60 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the corporation a notice stating the purpose of the meeting.

The Board of Directors may fix a record date for determining shareholders entitled to notice and to vote at any meeting, in reasonable proximity to the date of giving notice to the shareholders of such meeting. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs a demand for the meeting describing the purpose or purposes for which it is to be held.

Section 3. Adjournment. If an annual or special shareholders’ meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment, unless any additional items of business are to be considered, or the corporation becomes aware of an intervening event materially affecting any matter to be voted on more than 10 days prior to the date to which the meeting is adjourned. If a new record date for the adjourned meeting is fixed, however, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date. If, however, the meeting to elect the directors is adjourned before the election takes place, at least ten days’ notice of the new election must be given to the shareholders by first-class mail.

Section 4. Nominations of Directors. Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the corporation, shall be made in writing and shall be delivered or mailed to the president of the corporation, not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

(1)	The name and address of each proposed nominee;

(2)	The principal occupation of each proposed nominee;

(3)	The total number of shares of capital stock of the corporation that will be voted for each proposed nominee;

(4)	The name and residence of the notifying shareholder; and

(5)	The number of shares of capital stock of the corporation owned by the notifying shareholder

Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chair of the meeting, and upon his/her instructions, all votes cast for each such nominee may be disregarded.

Section 5. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this corporation shall act as proxy. A director or an attorney of the corporation may act as proxy for shareholders voting if they are not also employed as an officer of the corporation. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a written confirmation from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

Section 6. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Certificate of Incorporation. If a meeting for the election of directors is not held on the fixed date, at least 10 days’ notice must be given by first-class mail to the shareholders.

ARTICLE II

Directors

Section 1. Board of Directors. The Board of Directors shall have the power to manage and administer the business and affairs of the corporation. Except as expressly limited by law, all corporate powers of the corporation shall be vested in and may be exercised by the Board of Directors.

Section 2. Number. The Board of Directors shall consist of not less than five nor more than twenty-five members. The exact number within such minimum and maximum limits is to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of a majority of the shareholders at any meeting thereof. The Board of Directors may not increase the number of directors between meetings of shareholders to a number which: (a) exceeds by more than 2 the number of directors last elected by shareholders where the number was 15 or less; or (b) exceeds by more than 4 the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

Section 3. Reserved.

Section 4. Organization Meeting. After each annual meeting of shareholders at which directors shall have been elected, the Board of Directors shall meet as soon as practicable for the purpose of organization and the transaction of other business. Such first regular meeting shall be held at any place as may be designated by the chair, the president or the Board of Directors for such first regular meeting or, in default of such designation, where the immediately preceding meeting of shareholders was held.

Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such places as may be designated from time to time by the chair. No notice of regular meetings shall be necessary.

Section 6. Special Meetings. The chair of the Board of Directors, the president, the chief executive officer, the secretary, or the Board of Directors may call a special meeting of the shareholders. A special meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors. In the absence of such designation, such meeting shall be held at such place as may be designated in the call. Each member of the Board of Directors shall be given notice stating the date, time and place, by letter, electronic delivery or in person, of each special meeting not less than one day before the meeting. Such notice need not specify the purpose for which the meeting is called, unless required by the Certificate of Incorporation or the bylaws.

Section 7. Quorum. A majority of the entire Board then in office shall constitute a quorum at any meeting, except when otherwise provided by law or these Bylaws, but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If the number of directors present at the meeting is reduced below the number that would constitute a quorum, no business may be transacted, except selecting directors to fill vacancies in conformance with Article II, Section 11. If a quorum is present, the board of directors may take action through the vote of a majority of the directors who are in attendance. No director may vote by proxy.

Section 8. Attendance by Electronic, Telephonic or Similar Means. Any one or more members of the Board of Directors or any committee thereof may participate in a regular or special meeting of such board or committee by, or conduct the meeting through the use of, conference telephone or other communications equipment by which all directors or committee members participating may simultaneously hear each other during the meeting. Participation in a meeting by these means constitutes presence in person at a meeting.

Section 9. Procedures. The order of business and all other matters of procedure at every meeting of the Board of Directors may be determined by the person presiding at the meeting.

Section 10. Removal of Directors. Any director may be removed for cause at any meeting of shareholders, notice of which shall have referred to the proposed action, by vote of the shareholders. Any director may be removed without cause at any meeting of shareholders, notice of which shall have referred to the proposed action, by the vote of the holders of a majority of the shares of the corporation entitled to vote. Any director may be removed for cause at any meeting of the directors, notice of which shall have referred to the proposed action, by vote of a majority of the entire Board of Directors.

Section 11. Vacancies. When any vacancy occurs among the directors, a majority of the remaining members of the Board of Directors may appoint a director to fill such vacancy until the next election at any regular meeting of the Board of Directors, or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the Board of Directors, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose in conformance with Section 2 of Article I. A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

Section 12. Consent of Directors without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board. The action may be evidenced by one or more written consents signed by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. A director’s consent to action taken without a meeting may be in electronic form and delivered by electronic means.

Section 13. Ratification. The board of directors may ratify and make binding on the corporation any action or inaction by the corporation or its officers to the extent that the Board of Directors or the shareholders could have originally authorized the matter and as permitted by law. Moreover, any action or inaction questioned in any shareholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or shareholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the shareholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the shareholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

ARTICLE III

Committees

Section 1. Executive Committee. The Board of Directors may appoint an Executive Committee, which shall have and may exercise, during the intervals between meetings of the Board of Directors, all the powers of the Board of Directors in the management of the business, properties and affairs of the corporation except as prohibited by law, the Certificate of Incorporation or these Bylaws. All acts done and powers conferred by the Executive Committee shall be deemed to be and may be certified as being, done or conferred under authority of the Board of Directors.

Section 2. Reserved.

Section 3. Audit Committee. Unless delegated pursuant to Section 5 of this Article III, there shall be an audit committee composed of not less than 2 directors, exclusive of any active officers, appointed by the board of directors annually or more often. The duty of that committee shall be to examine at least once during each calendar year and within 15 months of the last examination the affairs of the corporation or cause suitable examinations to be made by auditors responsible only to the board of directors and to report the result of such examination in writing to the board of directors at the next regular meeting thereafter. Such report shall state whether the corporation is in a sound condition, and whether adequate internal controls and procedures are being maintained and shall recommend to the board of directors such changes in the manner of conducting the affairs of the corporation as shall be deemed advisable.

Section 4. Other Committees. The Board of Directors may from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors, appoint other committees of the Board of Directors which shall have such powers and duties as the Board of Directors may properly determine. No such other committee of the Board of Directors shall be composed of fewer than three (3) directors. The Board of Directors may also appoint one or more directors as alternative members of a committee. All acts done and powers conferred by the Board of Directors on committees of the Board of Directors shall be deemed to be and may be certified as being, done or conferred under that authority of the Board of Directors.

Section 5. Delegation of Responsibility and Authority. The responsibility, authority and constitution of any committee under this Article III may, if authorized by law, be given over to a duly constituted committee of the corporation’s parent corporation by resolution adopted by the Board of Directors.

ARTICLE IV

Officers and Employees

Section 1. Officers. The Board of Directors shall annually, at the Annual Reorganization Meeting of the Board of Directors following the annual meeting of shareholders, appoint or elect a chair of the Board, a chief executive officer, a president, one (1) or more senior executive vice presidents, a corporate secretary, a treasurer, a chief auditor, and such other officers as it may determine, each to hold office until the next Annual Reorganization Meeting.The officers below the level of senior executive vice president may be elected as follows: the head of the Human Resources Department of M&T Bank, or his or her designee, may appoint officers up to and including (without limitation as to title or number) one (1) or more executive vice presidents, senior vice presidents, vice presidents, assistant vice presidents, assistant secretaries, assistant treasurers, and assistant auditors, and any other officer positions as they deem necessary and appropriate, except the chair of the board, chief executive officer and president may only be appointed by the Board of Directors.

Section 2. Chair of the Board. The Board of Directors shall appoint one of its members to be the chair of the Board to serve at its pleasure. Such person shall preside at all meetings of the Board of Directors. The chair of the Board shall supervise the carrying out of the policies adopted or approved by the Board of Directors; shall have general executive powers, as well as the specific powers conferred by these Bylaws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned by the Board of Directors.

Section 3. President. The Board of Directors shall appoint one of its members to be the president of the corporation. The president shall be a member of the Board of Directors. In the absence of the chair, the president shall preside at any meeting of the Board of Directors. The president shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice to the office of president, or imposed by these Bylaws. The president shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board of Directors.

Section 4. Vice President. The Board of Directors may appoint one or more vice presidents. Each vice president shall have such powers and duties as may be assigned by the Board of Directors. One vice president shall be designated by the Board of Directors, in the absence of the president, to perform all the duties of the president.

Section 5. Secretary. The Board of Directors shall appoint a secretary or other designated officer who shall be secretary of the Board of Directors and of the corporation and who shall keep accurate minutes of all meetings. The secretary shall attend to the giving of all notices required by these Bylaws; shall be custodian of the corporate seal, records, documents and papers of the corporation; shall provide for the keeping of proper records of all transactions of the corporation; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, or imposed by these bylaws; and shall also perform such other duties as may be assigned from time to time, by the Board of Directors.

Section 6. Other Officers. The Board of Directors may appoint one or more assistant vice presidents, one or more trust officers, one or more officers, one or more assistant secretaries, one or more assistant treasurers, one or more managers and assistant managers of branches and such other officers and attorneys in fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to them by the Board of Directors, the chair of the Board, or the president. The Board of Directors may authorize an officer to appoint one or more officers or assistant officers.

Section 7. Resignation. An officer may resign at any time by delivering notice to the corporation. A resignation is effective when the notice is given unless the notice specifies a later effective date.

ARTICLE V

Stock and Stock Certificates

Section 1. Transfers. Shares of stock shall be transferable on the books of the corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall in proportion to such shareholder’s shares, succeed to all rights of the prior holder of such shares. The Board of Directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the corporation with respect to stock transfers, voting at shareholder meetings and related matters and to protect it against fraudulent transfers.

Section 2. Stock Certificates. Certificates of stock shall bear the signature of the president (which may be engraved, printed or impressed) and shall be signed manually, by facsimile process, or electronic means by the secretary, assistant secretary, treasurer, assistant treasurer, or any other officer appointed by the Board of Directors for that purpose, to be known as an authorized officer, and the seal of the corporation shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the corporation properly endorsed and otherwise comply with the requirements of 12

U.S.C. 52 and 12 C.F.R. §7.2016(b).

Section 3. Lost, Stolen or Destroyed Certificates. In case any certificate representing shares shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunder duly authorized by the Board of Directors, may authorize the issue of a substitute certificate or substitute shares in uncertificated form in the place of the certificate so lost, stolen or destroyed.

Section 4. Fixing of Record Date. The Board of Directors may set, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or determining shareholders entitled to receive payment of any dividend or the allotment of any other rights, in order to make a determination of shareholders for any other proper purpose. Such date, in any case, shall be the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 10 days before the meeting.

ARTICLE VII

Corporate Seal

Section 1. Seal. The seal of the corporation shall be in such form as may be determined from time to time by the Board of Directors. The president, the treasurer, the secretary or any assistant treasurer or assistant secretary, or other officer thereunto designated by the Board of Directors shall have authority to affix the corporate seal to any document requiring such seal and to attest the same. The seal on any corporate obligation for the payment of money may be facsimile.

ARTICLE VIII

Miscellaneous Provisions

Section 1. Fiscal Year. The fiscal year of the corporation shall be the calendar year.

Section 2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the corporation by any officer elected or appointed pursuant to Article IV of these Bylaws. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the corporation in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 2 are supplementary to any other provision of these Bylaws.

Section 3. Records. The Certificate of Incorporation, the Bylaws and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board of Directors shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary, treasurer or other officer appointed to act as secretary of the meeting.

Section 4. Corporate Governance Procedures. To the extent not inconsistent with applicable banking statutes and regulations, or safe and sound banking practices, the corporation may follow the Delaware General Corporation Law, Del. Code Ann. tit. 8 (1991, as amended 1994, and as amended thereafter) with respect to matters of corporate governance procedures.

Section 5. Indemnification. For purposes of this Section 5 of Article VIII, the term “institution-affiliated party” shall mean any institution-affiliated party of the corporation as such term is defined in 12 U.S.C. 1813(u).

Any institution-affiliated party (or his or her heirs, executors or administrators) may be indemnified or reimbursed by the corporation for reasonable expenses actually incurred in connection with any threatened, pending or completed actions or proceedings and appeals therein, whether civil, criminal, governmental, administrative or investigative, in accordance with and to the fullest extent permitted by law, as such law now or hereafter exists; provided, however, that when an administrative proceeding or action instituted by a federal banking agency results in a final order or settlement pursuant to which such person: (i) is assessed a civil money penalty, (ii) is removed from office or prohibited from participating in the conduct of the affairs of the corporation, or (iii) is required to cease and desist from or to take any affirmative action described in 12 U.S.C. 1818(b) with respect to the corporation, then the corporation shall require the repayment of all legal fees and expenses advanced pursuant to the next succeeding paragraph and may not indemnify such institution-affiliated parties (or their heirs, executors or administrators) for expenses, including expenses for legal fees, penalties or other payments incurred. The corporation shall provide indemnification in connection with an action or proceeding (or part thereof) initiated by an institution-affiliated party (or by his or her heirs, executors or administrators) only if such action or proceeding (or part thereof) was authorized by the Board of Directors.

Expenses incurred by an institution-affiliated party (or by his or her heirs, executors or administrators) in connection with any action or proceeding under 12 U.S.C. 164 or 1818 may be paid by the corporation in advance of the final disposition of such action or proceeding upon (a) a determination by the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding that the institution-affiliated party (or his or her heirs, executors or administrators) has a reasonable basis for prevailing on the merits, (b) a determination that the indemnified individual (or his or her heirs, executors or administrators) will have the financial capacity to reimburse the corporation in the event he or she does not prevail, (c) a determination that the payment of expenses and fees by the corporation will not adversely affect the safety and soundness of the corporation, and (d) receipt of an undertaking by or on behalf of such institution-affiliated party (or by his or her heirs, executors or administrators) to repay such advancement in the event of a final order or settlement pursuant to which such person: (i) is assessed a civil money penalty, (ii) is removed from office or prohibited from participating in the conduct of the affairs of the corporation, or (iii) is required to cease and desist from or to take any affirmative action described in 12 U.S.C. 1818(b) with respect to the corporation. In all other instances, expenses incurred by an institution-affiliated party (or by his or her heirs, executors or administrators) in connection with any action or proceeding as to which indemnification may be given may be paid by the corporation in advance of the final disposition of such action or proceeding upon (a) receipt of an undertaking by or on behalf of such institution-affiliated party (or by or on behalf of his or her heirs, executors or administrators) to repay such advancement in the event that such institution-affiliated party (or his or her heirs, executors or administrators) is ultimately found not to be entitled to indemnification as authorized by these Bylaws and (b) approval by the Board of Directors acting by a quorum consisting of directors who are not parties to such action or proceeding or, if such a quorum is not obtainable, then approval by shareholders. To the extent permitted by law, the Board of Directors or, if applicable, the shareholders, shall not be required to find that the institution- affiliated party has met the applicable standard of conduct provided by law for indemnification in connection with such action or proceeding.

In the event that a majority of the members of the Board of Directors are named as respondents in an administrative proceeding or civil action and request indemnification, the remaining members of the Board may authorize independent legal counsel to review the indemnification request and provide the remaining members of the Board with a written opinion of counsel as to whether the conditions delineated in the first four paragraphs of this Section 5 of Article VIII have been met. If independent legal counsel opines that said conditions have been met, the remaining members of the Board of Directors may rely on such opinion in authorizing the requested indemnification.

In the event that all of the members of the Board of Directors are named as respondents in an administrative proceeding or civil action and request indemnification, the Board shall authorize independent legal counsel to review the indemnification request and provide the Board with a written opinion of counsel as to whether the conditions delineated in the first four paragraphs of this Section 5 of Article VIII have been met. If legal counsel opines that said conditions have been met, the Board of Directors may rely on such opinion in authorizing the requested indemnification.

To the extent permitted under applicable law, the rights of indemnification and to the advancement of expenses (a) shall be available with respect to events occurring prior to the adoption of these Bylaws, (b) shall continue to exist after any restrictive amendment of these Bylaws with respect to events occurring prior to such amendment, (c) may be interpreted on the basis of applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, or on the basis of applicable law in effect at the time such rights are claimed, and (d) are in the nature of contract rights which may be enforced in any court of competent jurisdiction as if the corporation and the institution-affiliated party (or his or her heirs, executors or administrators) for whom such rights are sought were parties to a separate written agreement.

The rights of indemnification and to the advancement of expenses provided in these Bylaws shall not, to the extent permitted under applicable law, be deemed exclusive of any other rights to which any such institution-affiliated party (or his or her heirs, executors or administrators) may now or hereafter be otherwise entitled whether contained in these Bylaws, a resolution of shareholders, a resolution of the Board of Directors, or an agreement providing such indemnification, the creation of such other rights being hereby expressly authorized. Without limiting the generality of the foregoing, the rights of indemnification and to the advancement of expenses provided in these Bylaws shall not be deemed exclusive of any rights, pursuant to statute or otherwise, of any such institution-affiliated party (or of his or her heirs, executors or administrators) in any such action or proceeding to have assessed or allowed in his or her favor, against the corporation or otherwise, his or her costs and expenses incurred therein or in connection therewith or any part thereof.

If this Section 5 of Article VIII or any part hereof shall be held unenforceable in any respect by a court of competent jurisdiction, it shall be deemed modified to the minimum extent necessary to make it enforceable, and the remainder of this Section 5 of Article VIII shall remain fully enforceable.

The corporation may, upon affirmative vote of a majority of its Board of Directors, purchase insurance to indemnify its institution-affiliated parties to the extent that such indemnification is allowed in these Bylaws; provided, however, that no such insurance shall include coverage for a final order assessing civil money penalties against such persons by a bank regulatory agency. Such insurance may, but need not, be for the benefit of all institution- affiliated parties.

ARTICLE IX

Inspection and Amendments

Section 1. Inspection. A copy of the bylaws of the corporation, with all amendments, shall at all times be kept in a convenient place at the main office of the corporation, and shall be open for inspection to all shareholders during banking hours.

Section 2. Amendments. The Board of Directors shall have the power, at any regular or special meeting thereof, to amend, alter or repeal the bylaws of the corporation, or to make and adopt new bylaws. These Bylaws may be amended, altered or repealed and new bylaws may be adopted by the shareholders of the corporation to the extent and as permitted in the Certificate of Incorporation or applicable law.

EXHIBIT 6

Section 321(b) Consent

Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, Wilmington Trust Company hereby consents that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

WILMINGTON TRUST COMPANY

Dated: August 10, 2026	By:	/s/ Michael H. Wass
Name: Michael H. Wass
Title: Vice President

EXHIBIT 7

REPORT OF CONDITION

WILMINGTON TRUST COMPANY of  Wilmington

Name of Bank           City

in the State of Delaware, at the close of business on June 30, 2026:

Thousands of Dollars

ASSETS
Cash and balances due from depository institutions:	868,080
Securities:	0
Federal funds sold and securities purchased under agreement to resell:	0
Loans and leases held for sale:	0
Loans and leases net of unearned income, allowance:	0
Premises and fixed assets:	48
Other real estate owned:	0
Investments in unconsolidated subsidiaries and associated companies:	0
Direct and indirect investments in real estate ventures:	0
Intangible assets:	0
Other assets:	17,096
Total Assets:	885,224

Thousands of Dollars

LIABILITIES
Deposits	0
Federal Funds Purchased and Securities Sold Under Agreements to Repurchase	0
Other borrowed money:	0
Other Liabilities:	12,071
Total Liabilities	12,071

Thousands of Dollars

EQUITY CAPITAL
Common Stock	5
Surplus	544,063
Retained Earnings	329,085
Accumulated other comprehensive income	0
Total Equity Capital	873,153
Total Liabilities and Equity Capital	885,224